Exhibit 99.1

Education Funding Capital Trust-IV

Statements to Noteholders

June 30, 2004

(per Section 11.04)

Payments on each Series of Notes during the month ended:	June 30, 2004

	Principal	Interest	Carryover Interest
Series 2004A-1	—	—	—
Series 2004A-2	—	—	—
Series 2004A-3	—	—	—
Series 2004A-4	—	110,000.00	—
Series 2004A-5	—	123,333.33	—
Series 2004A-6	—	132,000.00	—
Series 2004B-1	—	79,444.44	—

	—	444,777.77	—

Information on Each Series of Notes as of:	June 30, 2004

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2004A-1	170,000,000.00	1.0000000	1.38000%	N/A
Series 2004A-2	390,000,000.00	1.0000000	1.50000%	N/A
Series 2004A-3	100,000,000.00	1.0000000	1.53000%	N/A
Auction Rate Notes (28-day ARS):
Series 2004A-4	100,000,000.00	1.0000000	1.44000%	—
Series 2004A-5	100,000,000.00	1.0000000	1.45000%	—
Series 2004A-6	90,000,000.00	1.0000000	1.52000%	—
Series 2004B-1	50,000,000.00	1.0000000	1.60000%	—

	1,000,000,000.00			—

Education Funding Capital Trust-IV

Statements to Noteholders

June 30, 2004

(per Section 11.04)

Value of the Trust Estate as of:	June 30, 2004

Principal Balance of Financed Student Loans	914,530,860.65
Accrued Interest on Financed Student Loans	4,427,678.54
Cash and Investment Balance	58,119,966.64
Accrued Interest on Cash and Investments	42,543.13

977,121,048.96

Accrued Interest and Fees with respect to the Notes	1,535,061.11

Pool Balance	914,530,860.65

Parity Percentage	97.56%

Senior Parity Percentage	102.69%

Rollforward of Indenture Funds during month ended:	June 30, 2004

	Distribution Account	Collection Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	—	3,668,875.49	38,383,572.49	10,000,000.00	5,000,000.00
Withdrawals	(1,345,214.00)	(4,176,010.69)	(2,970,335.21)	—	—
Deposits	4,212,427.41	5,205,124.39	27,791.72	—	—

Ending Balance	2,867,213.41	4,697,989.19	35,441,029.00	10,000,000.00	5,000,000.00

Amounts allocated during month ended:	June 30, 2004

Servicing fees	—
Administration fee	—
Auction agent fee	3,655.56
Broker dealer fee	91,388.89
Calculation agent fee	—
Trustee fee	333.34

95,377.79

Activity on Financed Student Loans during month ended:	June 30, 2004

Recoveries of Principal	3,003,964.69

Recoveries of Interest	2,053,879.57

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	140,185.45

Rejected federal reimbursement claims	—

Education Funding Capital Trust-IV

Statements to Noteholders

Portfolio Statistics

June 30, 2004

(per Section 11.04)

	Number of Borrowers	Outstanding Balance		ABI
		Dollars	Percentage
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment - Current	23,403	660,883,707	72.26%	28,239
Repayment - Delinquent	2,315	66,947,536	7.32%	28,919
Forbearance	1,493	54,865,315	6.00%	36,748
Deferment	3,255	131,834,303	14.42%	40,502

Total Repayment	30,466	914,530,861	100.00%	30,018

Total Portfolio	30,466	914,530,861	100.00%	30,018

Breakdown of Delinquent:
11 - 30 days	1,165	33,186,940	3.63%	28,487
31 - 60 days	671	19,551,246	2.14%	29,137
61 - 90 days	279	8,469,273	0.93%	30,356
91 - 120 days	150	3,997,005	0.44%	26,647
121 - 150 days	49	1,699,081	0.19%	34,675
151 - 180 days	0	0	0.00%	0
181 - 210 days	0	0	0.00%	0
211 - 240 days	0	0	0.00%	0
241 - 270 days	0	0	0.00%	0
Over 270 days	0	0	0.00%	0
Claim Filed	1	43,990	0.00%	43,990

Total Delinquent	2,315	66,947,536	7.32%	28,919

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	30,466	914,530,861	100.00%	30,018

Total	30,466	914,530,861	100.00%	30,018